
     As filed with the Securities and Exchange Commission on August 24, 2005

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             -------------------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             -------------------------------------------------------

                              ENGLOBAL CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)

                 Nevada                                    88-0322261
                 ------                                    ----------
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

654 N. Sam Houston Parkway E., Suite 400
             Houston, Texas                                77060-5914
             --------------                                ----------
(Address of principal executive offices)                   (Zip Code)

             ------------------------------------------------------

                               1998 INCENTIVE PLAN
                                       and
        ENGLOBAL CORPORATION (f/k/a INDUSTRIAL DATA SYSTEMS CORPORATION)
                             STOCK OPTION AGREEMENT
                            (Full title of the plan)

             ------------------------------------------------------

                  Natalie S. Hairston                              Copy to:
Investor Relations Officer and Chief Governance Officer    Kathryn K. Lindauer, Esq.
                 ENGlobal Corporation                        Jenkens & Gilchrist,
       654 N. Sam Houston Parkway E., Suite 400           A Professional Corporation
              Houston, Texas  77060-5914                401 Congress Avenue, Suite 2500
                    (281) 878-1000                           Austin, Texas  78701
         (Name, address and telephone number,
      including area code, of agent for service)

             -------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
======================================== ================== ================= ================= ===============

                                                                Proposed         Proposed
                                               Amount            Maximum          Maximum         Amount of
           Title of Class of                   to be         Offering Price      Aggregate       Registration
      Securities to be Registered         Registered(1)(2)     per Share(3)   Offering Price(3)       Fee
---------------------------------------- ------------------ ----------------- ----------------- ---------------
Common Stock, $.001 par value per share    684,774 shares     $4.26 - $6.80     $4,060,137.20       $477.88
---------------------------------------- ------------------ ----------------- ----------------- ---------------

======================================== ================== ================= ================= ===============

(1) The 1998 Incentive Plan, as amended March 24, 2005 (the "Plan"), authorizes the issuance of a maximum 2,650,000 shares ENGlobal Common Stock, par value $.001 per share ("Common Stock"), 450,000 of which are being newly registered hereunder. The ENGlobal Corporation (f/k/a Industrial Data Systems Corporation) Stock Option Agreement for Dana Swindler (the "Swindler Agreement") provides for the issuance of 234,774 shares of Common Stock pursuant to the exercise of presently outstanding options.
(2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plan to prevent dilution resulting from any further stock split, stock dividend or similar transaction.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is the sum of (i) the product of the 450,000 additional options included under the Plan as a result of the March 24, 2005 amendment and the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on August 18, 2005, and (ii) the product of the number of options outstanding under the Swindler Agreement (234,774) and the exercise price for such options ($4.26).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

-------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     ENGlobal Corporation (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

          (2) the Registrant's quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2005;

          (3) the Registrant's Current Reports on Form 8-K dated January 31, March 31, and August 12, 2005; and

          (4) the Registrant's Form 10-SB Registration Statement filed with the Commission on January 27, 1997, including any amendment or report filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation provide that none of its directors or officers shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except that a director or officer shall be liable, to the extent provided by applicable law, (1) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or
(2) for the payment of dividends in violation of restrictions imposed by Section
78.300 of the Nevada General Corporation Law ("GCL"). The effect of these provisions is to eliminate the rights of the Registrant's shareholders, either directly or through stockholders' derivative suits brought on behalf of the Registrant, to recover monetary damages from a director or officer for breach of the fiduciary duty of care as a director or officer except in those instances provided under the Nevada GCL.

     In addition, the Registrant has adopted provisions in its bylaws that require it to indemnify its directors, officers, and certain other representatives against expenses, liabilities, and other matters arising out of their conduct on the Registrant's behalf, or otherwise referred to in or covered by applicable provisions of the Nevada GCL, to the fullest extent permitted by the Nevada GCL.

     Section 78.7502 of the Nevada GCL provides that a corporation may indemnify its directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with an action, suit or proceeding in which the director or officer has been made or is threatened to be made a party, if the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe the director's or officer's conduct was unlawful. Any such indemnification may be made by the corporation only as ordered by a court, provided for in the articles of incorporation, bylaws, or another agreement with the corporation, or as authorized in a specific case upon a determination made in accordance with the Nevada GCL that such indemnification is proper in the circumstances.

Indemnification may not be made under the Nevada GCL for any claim, issue, or matter as to which the director or officer has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding or in defense of any claim, issue, or matter therein, the director or officer must be indemnified under the Nevada GCL by the corporation against expenses, including attorney's fees, actually and reasonably incurred by the director or officer in connection with the defense.


Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     See Index to Exhibits on page 6.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act") the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on August 17, 2005:


                                               ENGLOBAL CORPORATION


                                               By: /s/ William A. Coskey, P.E.
                                               ---------------------------------
                                               William A. Coskey, P.E.,
                                               Chairman of the Board



                                POWER OF ATTORNEY

     Each person whose signature appears on the following signature page constitutes and appoints Michael L. Burrow and William A. Coskey, or either of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Capacity                      Date
        ---------                       --------                      ----


/s/ William A. Coskey, P.E.  Chairman of the Board               August 17, 2005
--------------------------
William A. Coskey, P.E.


/s/ Michael L. Burrow, P.E.  Director, President and Chief       August 17, 2005
--------------------------   Executive Officer
Michael L. Burrow, P.E.


/s/ Robert W. Raiford        Chief Financial Officer and         August 17, 2005
--------------------------   Treasurer
Robert W. Raiford


/s/ David W. Gent            Director                            August 17, 2005
--------------------------
David W. Gent, P.E.


/s/ Randall B. Hale          Director                            August 17, 2005
--------------------------
Randall B. Hale


/s/ David C. Roussel         Director                            August 17, 2005
--------------------------
David C. Roussel

                                INDEX TO EXHIBITS


Exhibit             Description of Exhibit
-------             ----------------------

5.1            Opinion of Jenkens & Gilchrist, A Professional Corporation

10.49          1998 Incentive Plan

10.50 Amendment Dated December 20, 2001 Increasing the Number of Shares Under the 1998 Incentive Plan (Incorporated by reference to
               Exhibit 10.65-A to the Registrant's Registration Statement (Registration No. 333 - 105966) on Form S-8)

10.51 Amendment Dated June 5, 2003 Increasing the Number of Shares Under the 1998 Incentive Plan (Incorporated by reference to
               Exhibit 10.65-B to the Registrant's Registration Statement (Registration No. 333 - 105966) on Form S-8)

10.52 Amendment Dated March 24, 2005 Increasing the Number of Shares Under the 1998 Incentive Plan

10.80 Form of ENGlobal Corporation (f/k/a Industrial Data Systems Corporation) Non-qualified Stock Option Agreement Granted Outside of 1998 Incentive Plan

23.1 Consent of Jenkens & Gilchrist, A Professional Corporation (included in the opinion filed as Exhibit 5.1 hereto)

23.2           Consent of Hein & Associates, LLP

24.1 Power of Attorney (included on the signature page to this Registration Statement)